OPPENHEIMER EQUITY INCOME FUND, INC.
Period Ending 10-31-07
Exhibit 77Q1




(a) (i) Articles of Amendment of the Fund dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.

         (ii) By-Laws as amended through 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.


(b) 497 Fund Supplement dated 7/3/07 to Post-Effective Amendment No. 14, 2/26/07, and incorporated herein by reference.


(d) (i) General Distributor's Agreement dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.

         (ii) Amended and Restated Distribution and Service Plan and Agreement for Class A shares dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.

         (iii) Amended and Restated Distribution and Service Plan and Agreement for Class B shares dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.

         (iv) Amended and Restated Distribution and Service Plan and Agreement for Class C shares dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.

         (v) Amended and Restated Distribution and Service Plan and Agreement for Class N shares dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.


(e) Amended and Restated Investment Advisory Agreement of the Fund dated 8/1/07: Previously filed with Registrant's Post-Effective Amendment No. 16, 7/31/07, and incorporated herein by reference.